SECOND REVISED FUNDING AGREEMENT

        THIS AGREEMENT, is effective as of July __, 1999, and is between ProCare Industries, Ltd. (“Company”) and Robert W. Marsik, President (“Marsik”) and is made with reference to the following agreed facts:

A. The Company is a publicly owned corporation in good standing under applicable state and federal securities and corporate law. The Company has no present assets with which to pay its accumulated and ongoing expenses and obligations.

B. The Company, through its Board of Directors, intends to seek and consummate a suitable acquisition transaction pursuant to which the Company will acquire the assets and business of one or more privately-owned businesses, such that the Company becomes an operating entity, thereby providing the private business with the structure of a publicly-owned corporation and providing liquidity and value to the present shareholders of the Company.

C. Marsik has agreed to provide services as an officer of the Company in seeking and negotiating the terms of an acceptable acquisition transaction for the Company. Marsik has also agreed to advance and be responsible for, and to pay, the Company’s outstanding and ongoing expenses and liabilities which the Company may incur from time to time in connection with preparing and filing necessary reports and other disclosures under applicable federal securities laws, issuing the Company’s securities and documenting and completing any acquisition transaction which may be approved in the future by the Board of Directors, and for which the Company is unable to pay. The Company shall reimburse Marsik for such advances, or may issue its common stock in lieu or reimbursement of certain of the advances.

        NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Marsik and the Company agree as follows:

1. Marsik shall continue to serve as the President and as a director of the Company until the first to occur of the following: (i) 12 months from the date of this Agreement, or (ii) the date on which an acquisition transaction approved by the Board of Directors of the Company is completed. In connection with such services, Marsik shall report his activities from time to time to the Board of Directors of the Company and shall take such other action as may be necessary or appropriate or as shall be assigned by the Board of Directors.

2. Marsik shall advance, on behalf of the Company, payment of all of the Company’s existing and outstanding unpaid liabilities, which total approximately $9,793 at June 30, 1999 and all other liabilities and obligations of the Company which shall be incurred during the term of this Agreement and which the Company shall be unable to satisfy from other sources. At the Company’s election, if an acquisition transaction is not completed within one year, the Company may issue its common stock to Marsik in lieu of reimbursing him for the $9,793 which he is agreeing to advance on behalf of the Company. In such event, the Company shall issue an amount of stock determined with reference to the reported market price for Company common stock as of July 1999.

3. At such time as an acquisition transaction which has been approved by the Board of Directors of the Company and which is deemed by the Board of Directors to be in the best interests of the Company and all of its shareholders is completed, the Company shall pay to Mr. Marsik a contingent fee of $150,000, as his compensation or providing management services through the date of completion of the acquisition transaction. If an acquisition transaction approved by the Board of Directors of the Company is not completed within 12 months from the date of this Agreement, the Company and Mr. Marsik shall negotiate in good faith new arrangements for future compensation.

4. The parties agree to take such further action and to consider such additional developments as may be reasonably necessary in order to accomplish the purposes set forth herein.

5. This revised Agreement shall replace the Revised Funding Agreement effective July 1, 1999 in order to accurately reflect the parties’ intentions as stated in the last clause of paragraph C and in Section 3 above.

        Dated: effective July 1, 1999.

                                                                                                                       PROCARE INDUSTRIES, LTD.

                                                                                                                       By: /s/   Allen Bergenfield
                                                                                                                                     Allen Bergenfield, Director

                                                                                                                       /s/ Robert W. Marsik
                                                                                                                       Robert W. Marsik